                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12


                          Commission File No. 1-09225

                              H.B. Fuller Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

[LOGO] H.B. Fuller company
       Corporate Headquarters



                     Office: 1200 Willow Lake Boulevard
                             St. Paul, Minnesota 55110-5101
                     Mail:   P.O. Box 64683
                             St. Paul, Minnesota 55164-0683
                     Phone:  (651) 236-5150



Dear Shareholder:

   I am pleased to invite you to our 2003 Annual Meeting. The meeting will begin promptly at 2:00 p.m. on Thursday, April 17, 2003, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota. Admission and parking at the Science Museum on the date of the meeting are complimentary for shareholders.

   The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. This year has been filled with challenges and changes for our Company and the world. At the meeting we will review the past year and discuss other matters of current interest to you as a shareholder.

   Please sign and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions on how to vote your shares by telephone or via the Internet are described in the Proxy Statement and on the enclosed proxy card.


                                              Sincerely,

                                              /s/ ALBERT P.L. STROUCKEN
                                              ALBERT P.L. STROUCKEN
                                              Chairman of the Board,
                                                President and
                                              Chief Executive Officer





March 13, 2003

                               Table of Contents


Directions to the Science Museum of Minnesota

Notice of Annual Meeting of Shareholders

Proxy Statement...............................................................................     1

   Questions and Answers About the Meeting and Voting.........................................     1

       What is the purpose of the meeting?....................................................     1
       How does the Board recommend that I vote?..............................................     1
       Who is entitled to vote at the meeting?................................................     1
       What are the voting rights of the shareholders?........................................     1
       How many shares must be present to hold the meeting?...................................     1
       What is the difference between a shareholder of record and a "street name" holder?.....     2
       How do I vote my shares?...............................................................     2
       What does it mean if I receive more than one proxy card?...............................     2
       Can I vote my shares in person at the meeting?.........................................     2
       What vote is required for the proposals to be approved?................................     2
       How are votes counted?.................................................................     3
       What if I do not specify how I want my shares voted?...................................     3
       Can I change my vote?..................................................................     3
       Who pays for the cost of proxy preparation and solicitation?...........................     3

   Security Ownership of Certain Beneficial Owners and Management.............................     4

   Section 16(a) Beneficial Ownership Reporting Compliance....................................     6

   Proposal 1--Election of Directors..........................................................     6

       Nominees...............................................................................     7
       Continuing Directors...................................................................     7
       Board Meetings and Committees..........................................................    10
       Compensation of Directors..............................................................    12

   Proposal 2--Ratification of Appointment of Auditors........................................    13

       Audit Committee Report and Payment of Fees to Auditors.................................    13
       Proposal...............................................................................    14

   Proposal 3--Approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan........    15

       Introduction...........................................................................    15
       Material Features of the H.B. Fuller Company Annual and Long-Term Incentive Plan.......    15
       Equity Compensation Plan Information...................................................    18
       Proposal...............................................................................    18

   Other Matters..............................................................................    19

   Executive Compensation.....................................................................    20

   Total Shareholder Return Graph.............................................................    31

   Shareholder Proposals for the 2004 Annual Meeting..........................................    32

   Audit Committee Charter....................................................................   A-1

                 Directions to the Science Museum of Minnesota
                          120 West Kellogg Boulevard
                              St. Paul, Minnesota
                                     [MAP]

East on I-94: If you are going east on I-94, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

North on I-35E: If you are going northbound on I-35E, take the Kellogg Blvd. exit. Go right and follow Kellogg Blvd., staying in the right lane. Continue east on Kellogg Blvd. to the upper ramp entrance (just past the museum, on your right).

West on I-94: If you are going west on I-94, take the 12th Street exit and follow to Jackson Street. Turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

South on I-35E: If you are going southbound on I-35E, take the 10th Street exit to Jackson Street, turn left and go south to Kellogg Blvd. Turn right onto Kellogg Blvd., and continue six blocks to the parking ramp entrance (just before the museum, on your left).

[LOGO] H.B. Fuller company
         Corporate Headquarters



                     Office: 1200 Willow Lake Boulevard
                             St. Paul, Minnesota 55110-5101
                     Mail:   P.O. Box 64683
                             St. Paul, Minnesota 55164-0683
                     Phone:  (651) 236-5150

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:     Thursday, April 17, 2003, at 2:00 p.m. Central Time

Place:             Science Museum of Minnesota
                   120 West Kellogg Boulevard
                   St. Paul, Minnesota

Items of Business: The election of two directors for a three-year term.

                   The ratification of the appointment of PricewaterhouseCoopers LLP as
                   H.B. Fuller's independent auditors for the fiscal year ending
                   November 29, 2003.

                   The approval of the H.B. Fuller Company Annual and Long-Term
                   Incentive Plan.

                   Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:       You may vote at the meeting if you were a shareholder of record at the close of business on February 21, 2003.

Voting by Proxy:   Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and mail it in the enclosed envelope. No postage is required if the proxy card is mailed in the United
                   States. Instead of mailing the proxy card, you may enter your voting instructions by telephone at 1-800-240-6326 or via the Internet at
                   www.eproxy.com/ful/.

Annual Report:     H.B. Fuller's 2002 Annual Report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.


                                            By Order of the Board of
                                              Directors

                                            /s/ Patricia Jones
                                            Patricia L. Jones
                                            Senior Vice President, Chief
                                            Administrative Officer,
                                            General Counsel and Corporate
                                            Secretary



March 13, 2003

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 17, 2003

   The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 17, 2003, and at any adjournment and reconvening of the meeting. We began mailing this Proxy Statement and the enclosed form of proxy on March 13, 2003.

              QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the meeting?

   At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting that preceded this Proxy Statement. These include the election of two directors and ratification of the appointment of our independent auditors. A proposal to approve a cash compensation plan for executives will also be considered. Approval of this plan by shareholders would permit the Company to treat any payments under this plan as tax-deductible compensation for U.S. federal income tax purposes.

   We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller's performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

   The Board of Directors recommends a vote:

    .  FOR both of the nominees for director;

    . FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending November 29, 2003; and

    . FOR the approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan.

Who is entitled to vote at the meeting?

   The Board has set February 21, 2003, as the record date for the meeting. If you were a shareholder of record at the close of business on February 21, 2003, you are entitled to vote at the meeting.

   As of the record date, 28,381,047 shares of Common Stock were outstanding and eligible to vote.

What are the voting rights of the shareholders?

   Holders of Common Stock are entitled to one vote per share. Therefore, a total of 28,381,047 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

   A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if:

    .  the shareholder is present and votes in person at the meeting; or

    . the shareholder has properly submitted a proxy or voted by telephone or via the Internet.

What is the difference between a shareholder of record and a "street name" holder?

   If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

   If your shares are held in a stock brokerage account or by a bank or other nominee, such as the H.B. Fuller 401(k) Thrift Plan, you are considered the beneficial owner of those shares, and your shares are held in "street name."

How do I vote my shares?

   If you are a shareholder of record, you can give a proxy to be voted at the meeting either:

    .  over the telephone by calling 1-800-240-6326;

    .  electronically, using the Internet at www.eproxy.com/ful/; or

    .  by mailing in the enclosed proxy card.

   The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the enclosed proxy card. If you wish to vote using the paper proxy card, please return your signed proxy card to us before the meeting. You may also vote in person at the meeting.

   If you hold your shares in street name, you must vote your shares following the procedures indicated to you by your broker or nominee on the enclosed voting instructions card.

What does it mean if I receive more than one proxy card?

   It means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you vote by telephone or via the Internet, vote once for each proxy card you receive. If you would like to consolidate your accounts please contact our stock transfer agent, Wells Fargo Bank, at 1-800-468-9716.

   In addition to a proxy card, you may also receive a "voting instructions" card which appears very similar to a proxy card. Voting instructions are prepared by brokers, banks or other nominees for shareholders who hold shares in street name. For example, if you are a participant in the H.B. Fuller 401(k) Thrift Plan, Wells Fargo, as the trustee for those shares, sends to you a voting instructions card instead of a proxy card.

Can I vote my shares in person at the meeting?

   Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

   If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote such shares at the meeting.

What vote is required for the proposals to be approved?

   The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting is required for the election of both directors, the ratification of the appointment of

PricewaterhouseCoopers LLP and the approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan.

How are votes counted?

   Shareholders may either vote "FOR" or "WITHHOLD" authority to vote for either nominee for the Board of Directors. Shareholders may also vote "FOR," "AGAINST" or "ABSTAIN" on the other two proposals.

   If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum.

   If you ABSTAIN from voting on the proposals, your abstention has the same effect as a vote against those proposals. If you WITHHOLD authority to vote for either one of the directors, this has the same effect as a vote against the director(s).

   If you hold your shares in "street name" and do not provide voting instructions to your broker or nominee, your shares may not be voted. In this situation, a "broker non-vote" may occur. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered as entitled to vote on the proposal in question. This effectively reduces the number of shares needed to elect a director, ratify the appointment of PricewaterhouseCoopers LLP or approve the cash compensation plan.

What if I do not specify how I want my shares voted?

   If you do not specify on your returned proxy card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

    .  FOR the election of both of the nominees for director;

    . FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the 2003 fiscal year; and

    . FOR the approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan.

Can I change my vote?

   Yes. You may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

    . by sending a written notice of revocation to the Corporate Secretary of the Company;

    . by submitting another properly signed proxy card at a later date to the Corporate Secretary;

    . by submitting another proxy by telephone or via the Internet at a later date; or

    .  by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

   The Company pays for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $5,000 plus associated costs and expenses.

   We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by directors, officers and regular employees of the Company. These individuals will receive no compensation (other than their regular salaries) for these services.

                              SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 31, 2003 (unless otherwise noted). The table also shows the beneficial ownership of H.B. Fuller Common Stock by all directors and executive officers of H.B. Fuller as a group.

   In addition to the shares listed in this table, certain directors hold phantom stock units that will be paid out in shares of H.B. Fuller Common Stock. These units are subject to the same economic risk as a direct investment in H.B. Fuller Common Stock. As of January 31, 2003, in addition to the amounts shown below, the directors, as a group, held phantom stock units representing 87,617 shares of H.B. Fuller Common Stock.

   To the best of the Company's knowledge, except for Barclays Private Bank and Trust Limited, no other shareholder, director or officer beneficially owned more than 5% of H.B. Fuller's Common Stock as of January 31, 2003.

   Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                     Amount and         Percent of
                                                     Nature of         Common Stock
Name of Beneficial Owner                        Beneficial Ownership   Outstanding
------------------------                        --------------------   ------------
Barclays Global Investors, NA and Fund Advisors      1,444,794/(1)/        5.1%
Norbert R. Berg................................          6,526/(2)(3)/       *
Freeman A. Ford................................         10,910/(2)(3)/       *
Gail D. Fosler.................................          9,180/(2)(3)/       *
Reatha Clark King..............................         13,198/(2)(3)/       *
Knut Kleedehn..................................          4,167/(2)(3)/       *
J. Michael Losh................................          6,167/(2)(3)/       *
John J. Mauriel, Jr............................         22,910/(2)(3)/       *
Lee R. Mitau...................................         14,304/(2)(3)/       *
Alfredo L. Rovira..............................          1,300/(2)/          *
R. William Van Sant............................          5,175/(2)(3)/       *
Albert P.L. Stroucken..........................        449,962/(4)/        1.6%
Raymond A. Tucker..............................        109,903/(5)/          *
Linda J. Welty.................................         92,166/(6)/          *
Alan R. Longstreet.............................         64,966/(7)/          *
Peter M. Koxholt...............................         46,535/(8)/          *
All directors and executive officers as a group
  (23 people)..................................      1,169,198/(9)/        4.1%

--------
*  Indicates less than 1%.

(1) As of February 10, 2003. This information is in accordance with Schedule 13G filed by the holder. The holder has sole voting and dispositive powers as to all the reported shares. The shares are held by the holder in trust accounts for the economic benefit of the beneficiaries of those accounts. The holders address is 45 Fremont Street, San Francisco, California 94105.

(2) Includes the following shares of Common Stock that were awarded under the 1998 Directors' Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

              Norbert R. Berg.... 5,052 Freeman A. Ford....  5,052
              Gail D. Fosler..... 5,052 Reatha Clark King..  5,052
              Knut Kleedehn...... 4,167 J. Michael Losh....  4,167
              John J. Mauriel, Jr 5,052 Lee R. Mitau....... 12,446
              Alfredo L. Rovira.. 1,300 R. William Van Sant  4,175

(3) Excludes Common Stock units credited to the accounts of directors who participate in the Directors' Deferred Compensation Plan, described under the heading "Compensation of Directors." These Common Stock units are not entitled to vote at the meeting. The number of units credited to each director participating in this plan is as follows:

              Norbert R. Berg.... 27,729 Freeman A. Ford..  1,081
              Gail D. Fosler.....  1,608 Reatha Clark King 12,524
              Knut Kleedehn......  1,780 J. Michael Losh..  1,686
              John J. Mauriel, Jr 28,848 Lee R. Mitau..... 10,740
              R. William Van Sant  1,621

(4) Includes 1,021 shares held in trust under H.B. Fuller's 401(k) Thrift Plan and 178,529 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 28,902 Common Stock units credited to Mr. Stroucken's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan described in the "Executive Compensation" section of this proxy statement. These units are not entitled to vote at the meeting.

(5) Includes 63,860 shares that Mr. Tucker has pledged to an unaffiliated third party pursuant to the terms of a prepaid forward contract. Under this contract, Mr. Tucker is required to dispose of not fewer than 53,007 shares and not more than 63,860 shares in November, 2003 depending on satisfaction of conditions specified in the contract. This number also includes 342 shares held in trust under H.B. Fuller's 401(k) Thrift Plan and 45,261 shares that could be issued pursuant to stock options which are currently exercisable. Excluded from this number are 14,821 Common Stock units credited to Mr. Tucker's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These units are not entitled to vote at the meeting.

(6) Includes 2,155 shares of restricted Common Stock subject to forfeiture, 687 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 41,324 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 3,732 Common Stock units credited to Ms. Welty's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. These units are not entitled to vote at the meeting.

(7) Includes 10,358 shares of restricted Common Stock subject to forfeiture, 7,310 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 47,298 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 9,893 restricted stock units which are subject to forfeiture, and 1,346 Common Stock units credited to Mr. Longstreet's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

(8) Includes 34,536 shares that could be issued pursuant to stock options which are currently exercisable.

(9) Includes 51,515 shares of stock that were awarded under the 1998 Directors' Stock Incentive Plan, 37,950 shares of restricted Common Stock subject to forfeiture, 29,109 shares held in trust under H.B. Fuller's 401(k) Thrift Plan, and 494,535 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 33,715 restricted stock units which are subject to forfeiture, and 154,086 Common Stock units credited to the directors and executive officers as a group under the Directors' Deferred Compensation Plan and the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor Common Stock units are entitled to vote at the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller's securities with the Securities and Exchange Commission. Executive officers and directors are required to furnish H.B. Fuller with copies of these reports. Based solely on a review of these reports and written representations from the executive officers and directors, we believe that all executive officers and directors complied with all Section 16(a) filing requirements for fiscal year 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The Board of Directors is currently composed of 11 directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I directors, consisting of Gail
D. Fosler, Reatha Clark King, Alfredo L. Rovira and Albert P.L. Stroucken will expire at the meeting.

   At the meeting, two persons are to be elected as Class I directors to hold a three-year term of office from the date of their election until the 2006 Annual Meeting and until their successors are duly elected and qualified. The two nominees for election as Class I directors are Alfredo L. Rovira and Albert P.L. Stroucken, both of whom are currently directors. Both of the nominees have agreed to serve as a director if elected. Following the meeting, the Board will be composed of nine directors. Pursuant to the Company's Bylaws, no more than 15 persons may serve on the Board.

   Dr. King and Ms. Fosler, both after years of dedicated service, will retire from the Board and not stand for reelection. Dr. King has been a director of H.B. Fuller since 1978, and Ms. Fosler has served the Company since 1992. The Company is grateful and appreciative of their contributions and counsel.

   The term of office for Class II directors, consisting of Norbert R. Berg, Freeman A. Ford, Knut Kleedehn and John J. Mauriel, Jr., will expire at the 2004 Annual Meeting, and the term of the Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant will expire at the 2005 Annual Meeting. The Board has adopted guidelines which generally require a director to retire from the Board after 15 years of service, or upon reaching age 72.

   We will vote your shares as you specify when providing your proxy or voting instructions. You may either vote FOR or WITHHOLD authority to vote for both nominees for the Board of Directors. If you submit your proxy without voting instructions, we will vote your shares FOR the election of both nominees. If, for any reason, either nominee becomes unable to serve before the election, we will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class I directors.

   The election of each director requires an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting.

   The Board of Directors recommends a vote FOR election of both of the nominees.

   As specified by the rules of the SEC, the nominees and directors provided the following information about themselves as of January 31, 2003. Except for Mr. Stroucken, all directors are considered by the Board to be "independent" as that term has been described by the New York Stock Exchange.

Nominees

Class I (Term Ending in 2006)
----------------------------------------------------------------------------------------
Alfredo L. Rovira

Age:                  58

Director Since:       2003

Principal Occupation: Managing partner of the law firm of Brons & Salas, and Co-
                      Chairman of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.

Business Experience:  Mr. Rovira has been associated with Brons & Salas since 1970.
                      At Brons & Salas, Mr. Rovira has had extensive experience as an arbitrator involving both domestic and multinational
                      companies. He has also written and taught extensively on legal topics.
----------------------------------------------------------------------------------------
Albert P.L. Stroucken

Age:                  55

Director Since:       1998

Principal Occupation: Chairman of the Board, President and Chief Executive Officer,
                      H.B. Fuller Company.

Business Experience:  Mr. Stroucken was elected Chairman of the Board in October,
                      1999. He has been President and Chief Executive Officer of H.B.
                      Fuller since April, 1998. He was General Manager, Inorganics
                      Division of Bayer AG from 1997 to 1998. Prior to that position, he was Executive Vice President and President of Industrial
                      Chemicals Division, Bayer Corporation from 1992 to 1997.

Continuing Directors

Class II (Term Ending in 2004)
----------------------------------------------------------------------------------------
Norbert R. Berg

Age:                  71

Director Since:       1976

Principal Occupation: President of Boyer Creek Ranch located in Barronett, Wisconsin.

Business Experience:  Mr. Berg was Deputy Chairman of the Board of Control Data
                      Corporation, a computer manufacturing and data services
                      company headquartered in Bloomington, Minnesota, from 1980 to 1988. He was a director of First Trust National Association from 1970 to 1996 and a director of Control Data Corporation from 1977 to 1990.

--------------------------------------------------------------------------------------
Freeman A. Ford

Age:                  62

Director Since:       1975

Principal Occupation: Chairman and Chief Executive Officer, Fafco, Inc. Chico,
                      California, a manufacturer of energy conservation equipment.

Business Experience:  Mr. Ford has been Chairman and Chief Executive Officer of
                      Fafco, Inc., since 1972.
--------------------------------------------------------------------------------------
John J. Mauriel, Jr.

Age:                  70

Director Since:       1968

Principal Occupation: Faculty Member, The Carlson School of Management, University
                      of Minnesota, Minneapolis, Minnesota.

Business Experience:  Dr. Mauriel has been a member of the faculty of the Carlson
                      School since 1965. Dr. Mauriel has also served on the faculty of the Harvard Business School, the North European Management
                      Institute, and the Warsaw Executive MBA Program and was the
                      founder of the Carlson School's Executive Development Center,
                      which he directed from 1972 to 1984. He was also Director of
                      The Bush Educator Program from 1975 to 2000.
--------------------------------------------------------------------------------------
Knut Kleedehn

Age:                  65

Director Since:       2001

Principal Occupation: Private investor

Business Experience:  Mr. Kleedehn was with Bayer AG from 1960 to 2001. At Bayer, he served in a series of senior management roles as President and Senior Country Representative of Bayer for Japan and
                      Korea, co-chair of Bayer do Brasil, General Manager of Bayer's
                      Pigments and Ceramics Division, and CEO of three Bayer
                      chemical divisions and several subsidiaries.

Class III (Term Ending in 2005)
----------------------------------------------------------------------------------------
J. Michael Losh

Age:                  56

Director Since:       2001

Principal Occupation: Private investor

Business Experience:  Mr. Losh was the Chairman of Metaldyne Corporation, a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry
                      headquartered in Plymouth, Michigan from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors
                      Corporation from 1964 to 2000. At General Motors he served in a variety of operating and financial posts in the U.S., Mexico and
                      Brazil, including general manager of both the Pontiac and
                      Oldsmobile divisions. From 1994 to 2000, Mr. Losh was Chief
                      Financial Officer of General Motors.

                      Mr. Losh is also considered to be the "audit committee financial expert" as that term is defined in the rules of the SEC.

Other Directorships:  AMB Property Corp.; Cardinal Health, Inc.; Metaldyne
                      Corporation
----------------------------------------------------------------------------------------
Lee R. Mitau

Age:                  54

Director Since:       1996

Principal Occupation: Executive Vice President and General Counsel, U.S. Bancorp, a
                      bank holding company headquartered in Minneapolis,
                      Minnesota.

Business Experience:  Mr. Mitau has been Executive Vice President of U.S. Bancorp since 1995. He was a partner in the Corporate Department of the law firm of Dorsey & Whitney LLP from 1983 to 1995.

Other Directorships:  Mr. Mitau is Chairman of the Board of Graco Inc.
----------------------------------------------------------------------------------------
R. William Van Sant

Age:                  64

Director Since:       2001

Principal Occupation: Operating Partner at Norwest Equity Partners, a venture capital firm headquartered in Minneapolis, Minnesota.

Business Experience:  Mr. Van Sant was Chairman, Director and Chief Executive
                      Officer of Nortrax, Inc., a distributor of John Deere construction equipment in Minneapolis, Minnesota, from 1999 to March, 2001.
                      He was Chairman, Director and Chief Executive Officer of
                      Lukens, Inc., a specialty steel producer from 1991 to 1998.

Other Directorships:  Mr. Van Sant is a Director of Amcast Industrial Corporation.

Board Meetings and Committees

   The Board of Directors is responsible for the overall affairs of the Company. The Board conducts its business through meetings of the Board and four standing committees: Audit; Compensation; Corporate Governance and Nominating; and Finance. The Board has adopted a written charter for each committee. When necessary, the Board also establishes ad hoc committees to address specific issues.

   The Board held five scheduled meetings during the 2002 fiscal year. Each director attended at least 95% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

             Audit Committee

             Members:
             John J. Mauriel, Jr.
               (Co-Chair)               J. Michael Losh (Co-Chair)
             Freeman A. Ford            Gail D. Fosler
             Knut Kleedehn              Alfredo L. Rovira

             Number of Meetings in
             2002:  Six

             Functions: The Audit Committee appoints the independent auditors to audit the Company's consolidated financial statements, oversees the audit and the independence and performance of independent public auditors, and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. This Committee also monitors compliance with the Company's codes of conduct.

             All of the Audit Committee members meet the independence and experience requirements of the SEC and the New York Stock Exchange. The Audit Committee
             Report for fiscal year 2002 and its current charter are included in this Proxy Statement.

             Compensation Committee

             Members:
             Lee R. Mitau (Chair)       Norbert R. Berg
             Gail D. Fosler             Knut Kleedehn
             R. William Van Sant

             Number of Meetings in
             2002:  Six

             Functions: The Compensation Committee establishes overall compensation programs and practices for executives and directors, reviews and approves compensation, including salary, incentive programs, stock-based awards, perquisites and supplemental benefits for executives who report to the Chief Executive Officer and the directors, and monitors the competitiveness, fairness and equity of the Company's retirement plans. This Committee also has the authority to administer the Company's stock-based compensation plans and individual awards.

             All of the members of the Compensation Committee are considered "independent" as that term is described by the New York Stock Exchange. The report of the Compensation Committee on Executive Compensation for fiscal year 2002 is included in this Proxy Statement.

             Corporate Governance and Nominating Committee

             Members:
             Norbert R. Berg (Chair)     Reatha Clark King
             Lee R. Mitau                R. William Van Sant

             Number of Meetings in
             2002:  Five

             Functions: The Corporate Governance and Nominating Committee reviews matters of corporate governance, including reviewing the Company's organizational structure and succession planning, and policies and practices relating to significant issues of corporate, social and public concern. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for reelection. The Corporate Governance and Nominating Committee reviews a director's continued service if a director's occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, President and Chief Executive Officer, and directors, and makes recommendations to the Board regarding any shareholder proposals.

             This Committee also considers shareholder recommendations for potential director nominees.
             Suggestions may be sent to the Corporate Governance and Nominating Committee in care of the Corporate
             Secretary of H.B. Fuller.

             All of the members of the Corporate Governance and Nominating Committee are considered "independent" as that term is described by the New York Stock
             Exchange.

             The Chair of the Corporate Governance and Nominating Committee acts as the Presiding Director of the Board. At each regularly scheduled meeting of the Board of Directors, the Presiding Director leads a discussion at which only "independent" (as that term is described by the New York Stock Exchange) directors are present.

             Finance Committee

             Members:
             Freeman A. Ford (Chair)     Reatha Clark King
             J. Michael Losh             John J. Mauriel, Jr.
             Alfredo L. Rovira           Albert P.L. Stroucken

             Number of Meetings in
             2002:  Five

             Functions: The Finance Committee reviews and makes recommendations to the Board regarding the Company's financial performance, plans and organization, including long-range financial strategic plan and asset allocations, financial aspects of acquisitions and divestitures, major financing programs, dividend policy, capital and operating budgets and policy, the purchase and sale of H.B. Fuller's securities, third-party guarantees, the level of overall borrowing authority, information systems, and funding level and performance of retirement plans.

Compensation of Directors

   Fees. The following fees are paid, in cash, to all directors who are not employees of the Company:

          Annual Board retainer.............................. $31,000
          Annual retainer for Committee Chair................ $ 4,000
          Daily attendance fee for each Board meeting........ $ 1,000
          Attendance fee for each Committee in person meeting $ 1,000
          Attendance fee for each Committee telephone meeting $   500

   Mr. Stroucken, as the Company's President and Chief Executive Officer, does not receive separate compensation for serving as Chairman of the Board of Directors nor for attendance at any meeting.

   Directors' Deferred Compensation Plan. Under this plan, directors may elect to defer all or a percentage of their retainer, attendance or meeting fees. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as selected by the director prior to deferring any retainer or fees. Directors who select H.B. Fuller Common Stock as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer amounts to the H.B. Fuller Common Stock account in this plan, the Company makes a 10% matching contribution of additional phantom stock units to the amount invested in H.B Fuller Common Stock by the director. The phantom stock units credited to the directors' accounts do not have voting rights.

   Any amounts deferred under this plan are paid in shares of Common Stock or cash at the earliest to occur of:

    . the last date on which the director serves as a director (that is, the date of resignation or removal from the Board or the end of the director's elected term) or on the first, second, third, fourth or fifth anniversary of such date, as may be selected by the director in advance;

    .  disability;

    .  death; or

    .  the date of a change in control of the Company.

   Directors' Retirement Plan. In fiscal year 1997, the Compensation Committee terminated the Directors' Retirement Plan for any director elected to the Board after October 16, 1997 and replaced it with the Directors' Stock Incentive Plan. The retirement plan remains in effect for all eligible non-employee directors as of October 16, 1997. This plan provides for payment of a retirement benefit to each director with a minimum of ten years service. Payments begin on the later of the director's retirement from the Board or the director's 60th birthday. The amount of the annual retirement benefit equals the aggregate amount of the director's last annual retainer. The retirement benefit is payable for the lesser of 15 years or the number of years the director served on the Board. In lieu of a series of payments, a director may receive a one-time payment of an actuarial equivalent amount. This retirement plan is unfunded, but H.B. Fuller has placed funds in a trust to provide benefits under this plan. These funds are, however, subject to the claims of H.B. Fuller's creditors.

   Directors Berg, Ford, Fosler, King and Mauriel are eligible to receive retirement benefits under this plan.

   Directors' Stock Incentive Plan. The Board believes that awards of stock-based compensation provide an effective means of linking director and shareholder interests. Under this plan, the Company may issue to non-employee members of the Board of Directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based instruments. In fiscal year 2002, the Compensation Committee granted to each non-employee director 1,300 shares of restricted stock, which will vest on the earlier of four years from the date of grant or the date on which the director retires from the Board in accordance with established guidelines. Restricted stock represents shares of Common Stock held by H.B. Fuller on behalf of the participant. Dividends are paid on the shares of restricted stock and reinvested in additional shares of restricted stock.

   Shares of H.B. Fuller Common Stock are also issued under this plan to satisfy any requirements under the Directors' Deferred Compensation Plan.

   Physical Examinations. Non-employee directors are reimbursed for an annual physical examination. During the 2002 fiscal year, H.B. Fuller paid reimbursements of $19,683 for director physical examinations and related expenses.

   Matching Gifts to Education Program. Under this program, H.B. Fuller matches a non-employee director's contributions (up to $1,000) to eligible educational institutions. During the 2002 fiscal year, H.B. Fuller matched $4,000 of eligible contributions.

              PROPOSAL 2--RATIFICATION OF APPOINTMENT OF AUDITORS

Audit Committee Report and Payment of Fees to Auditors

Audit Committee Report

   The Audit Committee of the Board is composed solely of independent directors who satisfy all applicable requirements of federal law and the listing standards of the New York Stock Exchange in effect as of the date of this Proxy Statement. Except in our capacity as directors, no member of the Committee receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, and no member is otherwise "affiliated" with the Company or any subsidiary, as such term is defined by applicable federal law and regulations. In addition to the foregoing, Mr. J. Michael Losh, Co-Chair of the Committee, based upon his experience in the preparation and auditing of the financial statements of comparable companies and his understanding of generally accepted accounting principles, internal accounting controls and audit committee functions, is deemed to satisfy the requirements of an "audit committee financial expert" as such term is defined under applicable federal law and regulation.

   Pursuant to our charter we are responsible for the appointment, compensation and oversight of the work of H.B. Fuller's independent auditors. A copy of our current charter is included with this Proxy Statement.

   Management is responsible for H.B. Fuller's internal controls and the financial reporting process. PricewaterhouseCoopers LLP, as the Company's independent auditors for fiscal years 2002, 2001 and 2000 were responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report. We oversee this process.

   Management represented to us that H.B. Fuller's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have reviewed and discussed the audited consolidated financial statements with management and

PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), and they have discussed with us their independence and provided to us the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also considered and determined that the provisions of non-audit services by PricewaterhouseCoopers LLP during the 2002 fiscal year were compatible with maintaining their independence.

   Based upon our discussions and our review of the representations of management and the report of the independent auditors, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 filed with the SEC.

         John J. Mauriel, Jr. (Co-Chair)   J. Michael Losh (Co-Chair)
         Freeman A. Ford  Gail D. Fosler Knut Kleedehn Alfredo L. Rovira

   Audit Fees. Audit fees billed or expected to be billed to H.B. Fuller by PricewaterhouseCoopers LLP for the audit of H.B. Fuller's consolidated financial statements for the fiscal year ended November 30, 2002 and for reviews of H.B. Fuller's financial statements included in H.B. Fuller's quarterly reports on Form 10-Q for the last fiscal year totaled $1,161,000.

   Financial Information Systems Design and Implementation Fees. There were no services provided by PricewaterhouseCoopers LLP for the design and implementation of financial information systems during fiscal year 2002.

   All Other Fees. Fees billed or expected to be billed to H.B. Fuller by PricewaterhouseCoopers LLP during fiscal year 2002 totaled $1,414,000. This amount includes $392,000 of audit related, and $1,000,000 of tax related services.

Proposal

   The Board of Directors has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be H.B. Fuller's independent auditors for the fiscal year ending November 29, 2003. PricewaterhouseCoopers LLP served as H.B. Fuller's independent auditors for the fiscal year ended November 30, 2002. If the Board of Directors' appointment of independent auditors is not ratified by the shareholders, the Board of Directors intends to reconsider that appointment. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from shareholders.

   We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

   The affirmative vote of a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting is required to approve the proposal.

                 The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

                PROPOSAL 3--APPROVAL OF THE H.B. FULLER COMPANY
                      ANNUAL AND LONG-TERM INCENTIVE PLAN

Introduction

   Subject to shareholder approval, the Board of Directors adopted the H.B. Fuller Company Annual and Long-Term Incentive Plan. Shareholder approval of this plan is being sought to qualify compensation paid under this plan as "qualified performance-based compensation," as defined in Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation, like H.B. Fuller, is allowed each year to deduct for the compensation paid to its chief executive officer and the other four most highly compensated executive officers (sometimes referred to as "Covered Employees"). However, qualified "performance-based compensation" is not subject to the $1,000,000 deduction limit.

   To qualify as "performance-based compensation," the following requirements need to be satisfied:

    . payments must be based on objective, performance-based standards determined by a committee consisting solely of two or more "outside" directors,

    . the material terms under which the compensation is to be paid, including a limit on the maximum bonus that may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation's shareholders, and

    . the committee of "outside" directors must certify that the applicable performance goals were satisfied before payment is made.

   The H.B. Fuller Company Annual and Long-Term Incentive Plan is intended to comply with the requirements of Section 162(m). If this plan is approved at the meeting, the Company's payments under this plan should be deductible for federal income tax purposes for the next five fiscal years (at which time, shareholder approval will again be required).

   The material features of this plan are summarized below. In general this plan determines the maximum amount of annual and long-term bonuses the Company may pay to Covered Employees under this plan. In accordance with the terms of their charter, the Compensation Committee of the Board of Directors will determine the actual amount of any short or long-term bonus paid. The policies and practices that the Compensation Committee uses in determining these amounts are discussed each year in this Proxy Statement under the heading "Compensation Committee Report on Executive Compensation." The actual amount paid by the Company is described under the heading "Summary Compensation Table."

Material Features of the H.B. Fuller Company Annual and Long-Term Incentive Plan

   Awards. The H.B. Fuller Company Annual and Long-Term Incentive Plan permits the grant of annual cash incentive awards, called "Covered Employee Annual Incentive Awards," and long-term cash incentive awards, called "Performance Units." It also may be used to qualify certain stock-based awards, called "Stock Incentive Awards," granted under the H.B. Fuller Company Year 2000 Stock Incentive Plan as "performance-based compensation" under Section 162(m) of the Code.

   Administration. The Annual and Long-Term Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is composed solely of "outside" directors within the meaning of Section 162(m). This Committee has the authority to determine when awards will be granted, select participants, determine the amounts of the awards, and set the terms and conditions of the awards, including allowing participants to elect to defer receipt of payments of awards. The Compensation Committee also has the authority to interpret this plan and establish rules for its administration.

   Covered Employee Annual Incentive Awards. Persons eligible to receive Covered Employee Annual Incentive Awards are the Company's chief executive officer and the other four most highly compensated executive officers of the Company for any fiscal year (each a "Covered Employee"). Each year an incentive pool equal to the greater of 5% of the Company's operating income or cash flow for a specified fiscal year will be available to the Compensation Committee to fund all Covered Employee Annual Incentive Awards. The Compensation Committee will allocate a percentage of that fiscal year's incentive pool to each Covered Employee. No Covered Employee may be allocated a percentage in excess of 75% of the total pool. As soon as possible after determination of the total amount of the incentive pool for the applicable fiscal year, the Compensation Committee, in its sole discretion, shall then determine the actual amount of each Covered Employee's Annual Incentive Award to be paid for that fiscal year. In no event can the amount paid exceed a Covered Employee's allocated portion of the incentive pool.

   For fiscal year 2003, the Compensation Committee designated Mr. Stroucken, President and Chief Executive Officer of the Company, as a Covered Employee. Consistent with the terms of the Annual and Long-Term Incentive Plan, Mr. Stroucken's Covered Employee Annual Incentive Award may not exceed 75% of the available incentive pool. The actual annual bonus, if any, paid to Mr. Stroucken for 2003 will be determined by the Compensation Committee. At this time, it is not possible to determine the amount that will be paid for fiscal year 2003 or later years in the form of Covered Employee Annual Incentive Awards since actual amounts will depend on the performance of the Company as well as the Compensation Committee's exercise of its discretion to adjust any such award downward. However, the fiscal year 2002 annual bonus paid to Mr. Stroucken is disclosed in the Summary Compensation Table in this Proxy Statement.

   Performance Unit. A Performance Unit is an award which the Compensation Committee can grant to any employee of the Company entitling the employee to receive a cash payment at some future date or dates. The Compensation Committee selects the employees to whom Performance Units will be granted and determines the nature and amount of each Unit. All employees of the Company and its affiliates are eligible under this plan to receive Performance Units, however, long-term incentive awards similar to Performance Units have been typically limited to a senior management level consisting of approximately 50-60 employees. The Compensation Committee sets performance goals which, depending on the extent to which they are met, will determine the value and/or size of a Performance Unit award that will be paid out.

   Pursuant to the terms of this plan, the performance criteria for any Performance Unit are limited to the following performance measures: (a) earnings per share; (b) return on equity; (c) economic value added; (d) stock price; (e) return on investment; (f) return on invested capital; (g) return on assets; (h) cash flow; (i) pre-tax income; (j) net revenue; (k) return on sales; (l) total shareholder return; and (m) value creation sum. These performance measures may be used by the Compensation Committee in defining a Performance Unit to measure the performance of the Company as a whole or any business unit of the Company or any combination, and any of the above performance measures can also be used to compare the Company's performance to the performance of a group of comparative companies, or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate. Payments under any Performance Unit could also be based upon any measured improvement (actual or relative) of any of the above performance measures as the Compensation Committee may deem appropriate. Pursuant to this plan, no recipient may receive in excess of $5,000,000 for any one fiscal year pursuant to the terms of a Performance Unit or Units under this plan. The Compensation Committee also retains the discretion to adjust any amount due pursuant to the terms of a Performance Unit downward.

   For the 2003 fiscal year, the Compensation Committee granted Performance Units under this plan for a three-year performance period covering fiscal years 2003 through 2005. Such Units are subject to shareholder approval of the Annual and Long-Term Incentive Plan. The performance criteria for the three-year performance period covering fiscal years 2003 through 2005 is H.B. Fuller's relative percentage improvement in return on invested capital (ROIC) in comparison to an established peer group of 19 other specialty chemical companies. The Compensation Committee will be comparing average performance in fiscal years 2003 through 2005 versus average performance in fiscal years 2000 through 2002. The ROIC improvement for each company will be ranked from 1 to 20, highest to lowest. If the Company falls within the first quartile of ranking (positions 1-5) the Performance Units will be paid at the "Superior" level. If the Company falls within the second quartile of ranking (positions 6-10), the Performance Units will be paid at the "Target" level. If the Company falls within the third or fourth quartiles (positions 11-20), no amounts will be paid under the Performance Units.

   The number of Performance Units awarded in fiscal year 2003 and the estimated cash payout in fiscal year 2006 if the Target or Superior performance goals are achieved are shown below for the persons and the groups identified.

                                                          Estimated Payouts
                                                              2003-2005
                                                         Performance Period
                                                Number  ---------------------
  Name and Position or Group*                  of Units   Target    Superior
  ---------------------------                  -------- ---------- ----------
  Albert P.L. Stroucken.......................   7,000  $  700,000 $1,050,000
  Chairman of the Board, President and
  Chief Executive Officer

  Linda J. Welty..............................   1,750  $  175,000 $  262,500
  Group President and General
  Manager Full-Valu/Specialty

  Alan R. Longstreet..........................   1,500  $  150,000 $  225,000
  Group President and General
  Manager, North America

  Peter J. Koxholt............................   1,750  $  175,000 $  262,500
  Group President and General
  Manager, Global Adhesives

  All current executive officers..............  19,250  $1,925,000 $2,887,500

  All current non-employee directors..........       0  $        0 $        0

  All employees who are not executive officers  13,875  $1,387,500 $2,081,250

--------
* Since Mr. Tucker, Senior Vice President and Chief Financial Officer, announced that he would retire during the 2003 fiscal year, no Performance Units for the period 2003-2005 were awarded.

   In addition, the Compensation Committee and Mr. Stroucken agreed to amend his existing Performance Units for the period covering fiscal years 2002 through 2004 (granted in January, 2002 under the H.B. Fuller Company Performance Unit Plan) to ensure that any payment under those Units would qualify as performance-based compensation under Section 162(m), and to make payment of any Performance Units hereunder subject to shareholder approval of this plan. Mr. Stroucken's existing Performance Units for fiscal years 2002 through 2004 is described in this Proxy Statement under the headings "Compensation Committee's Report on Executive Compensation" and under "Long Term Incentive Plan--Awards in Last Fiscal Year."

   Stock Incentive Awards. Subject to the terms of the H.B. Fuller Company Year 2000 Stock Incentive Plan, the Compensation Committee may grant Stock Incentive Awards to any employee in such amounts and upon such terms as it may in its discretion determine. All employees of the Company and its affiliates are eligible to receive Stock Incentive Awards. The performance measures for payment of any Stock Incentive Award are the same as those for a Performance Unit Award. It is the Company's intention that any Stock Incentive Awards made pursuant to the Annual and Long-Term Incentive Plan qualify as performance-based compensation under Section 162(m) of the Code. The maximum aggregate amount payable to any one participant for any one fiscal year pursuant to the terms of a Stock Incentive Award or Awards may not exceed 100,000 shares of Company Common Stock or an amount equal to the value of 100,000 shares of Company Common Stock. No Stock Incentive Awards have been granted pursuant to this plan. The types and amounts of such awards that may be granted in the future pursuant to this plan are not determinable as the Compensation Committee will make such determinations in its discretion.

   Amendment and Termination. The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Annual and Long-Term Incentive Plan in whole or in part. No amendment of this plan may be made without shareholder approval if shareholder approval is required by law, regulation or stock exchange rule.

Equity Compensation Plan Information

   In connection with our proposal to approve the Annual and Long-Term Incentive Plan, we are required by federal regulation to provide you with certain information relating to H.B. Fuller's equity compensation plans. The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of November 30, 2002.

                                                                                        (c)
                                                    (a)                              Number of
                                                 Number of                      securities remaining
                                               securities to                    available for future
                                               be issued upon        (b)           issuance under
                                                exercise of   Weighted-average         equity
                                                outstanding   exercise price of  compensation plans
                                                  options,       outstanding         (excluding
                                                warrants and  options, warrants securities reflected
Plan Category                                      rights        and rights        in column (a))
-------------                                  -------------- ----------------- --------------------
Equity compensation plans approved by security
  holders.....................................   1,756,530         $22.63            2,644,602

Equity compensation plans not approved by
  security holders............................        NONE             --                 NONE

Total.........................................   1,756,530         $22.63            2,644,602

Proposal

   Shareholder approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan is being sought to qualify compensation paid under this plan as qualified "performance-based compensation," as defined in Section 162(m) of the Internal Revenue Code.

   We will vote your shares as you specify when providing your proxy. If you submit your proxy without voting instructions, we will vote your shares FOR the approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan.

   Approval of this plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting.

                 The Board of Directors recommends a vote FOR approval of the H.B. Fuller Company Annual and Long-Term Incentive Plan.

                                 OTHER MATTERS

   We do not know of any other business to be presented for consideration at the meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

   Introduction. It is the purpose of the Compensation Committee to establish, monitor and administer compensation policies, plans and provisions to ensure the Company's ability to attract, retain and motivate qualified executives and directors. In order to achieve these objectives, we establish targets for base pay, short-term and long-term incentives, including stock-based awards with an emphasis on market-based competitiveness and alignment with the mission, strategies, and financial objectives of the Company. Each year, we review national and regional compensation surveys to determine and establish competitive levels of compensation. Certain of these surveys include comparable companies from the specialty chemical peer group referred to in the Total Shareholder Return Graph in this Proxy Statement. From time to time, we also hire experienced outside consultants to analyze and review the Company's compensation programs. The purpose of these reviews is to satisfy ourselves that H.B. Fuller's compensation programs meet our objectives.

   No member of the Compensation Committee is a current or former employee of the Company. The membership of the Committee satisfies all applicable requirements for a corporation listed on the New York Stock Exchange and all members are considered "independent" as that term has been described by the Exchange.

   Compensation of the Chief Executive Officer. Mr. Stroucken's total compensation package is designed to be competitive with compensation provided to chief executive officers at chemical manufacturing and allied products companies with total revenues comparable to H.B. Fuller's net revenues. Mr. Stroucken's employment compensation is governed by his employment agreement, described under the heading, "Executive Compensation--Employment Agreements" in this Proxy Statement. Since the components of Mr. Stroucken's total compensation package (base salary, short-term incentives, and long-term incentives, including stock-based awards), are the same as those for all other executives, the specifics of his fiscal year 2002 compensation are discussed under each heading.

   Compensation for Fiscal Year 2002.

   Base Salary. Generally, base salary reflects an executive's job grade. Job grades are set to reflect the complexity and importance of a position as well as the market rate paid for such positions. Merit increases in base salary are tied to annual performance reviews and are generally subject to salary ranges based on market surveys of companies with total revenues comparable to H.B. Fuller's net revenues. We review and consider the annual performance of and proposed merit increase for each executive annually. For the most recent fiscal year, the budget guideline for base salary merit increases was 3.7%. Base salary increases due to promotions, as well as merit increases, for executives named in this Proxy Statement (other than the CEO) averaged 3.5% for fiscal year 2002. Mr. Stroucken's base salary increased 8% from fiscal 2001 to 2002.

   Short-Term Incentive Awards. Consistent with our overall philosophy and objectives, aggregate short-term incentive awards are set for each executive so that the expected payout at target performance levels, together with the executive's base salary, would result in base salary and short-term incentive compensation at least equal to the compensation for similar positions at comparable companies. Target award opportunities for executives named in this Proxy Statement (other than the CEO) ranged from 40% to 56% of base salary for fiscal 2002. The maximum opportunity ranged from 60% to 84%. For fiscal 2002, Mr. Stroucken was eligible to earn an award of up to 113% of his base salary under the Company's short-term incentive program.

   The actual amount of each short-term award in 2002 was based upon a subjective evaluation of each executive's performance. For all executives named in this Proxy Statement (other than the CEO), we reviewed and approved the award recommended by Mr. Stroucken. Based upon his recommendations, these executives received an annual bonus ranging from 32% to 50% of base salary for fiscal 2002. For fiscal year 2002, Mr. Stroucken received 62% of his base salary as an annual bonus.

   Long-Term Incentive Awards. The Company has also established a long-term incentive program that includes annual grants of cash-based Performance Units and non-qualified stock options. The aggregate amount of these long-term incentive awards is set for each executive so that the expected payout would result in compensation at least equal to competitive market levels of such compensation for similar positions at comparable companies.

   Performance Units. Since the Company introduced its long-term, cash based, Performance Unit program in fiscal year 1999, the basis for performance measurement and determining payout has been the Company's actual cumulative Value Creation relative to an internally established objective. Value Creation is the Company's own measurement of economic profit. After studying the efficiency of this approach, the Committee decided beginning in fiscal 2002 to move to a new basis for measuring performance and determining whether or not Performance Units would pay out. That measurement compares the Company's percentage improvement in return on invested capital (ROIC) relative to the ROIC of a group of 19 industry peers. The Committee determined that employing ROIC, which is based on publicly available information, instead of Value Creation, would provide consistent results that can be measured across the peer group of companies. These peer companies are identified under the Total Shareholder Return Graph in this Proxy Statement.

   For detailed information regarding the Performance Units awarded to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal year 2002, please refer to the table under the heading "Long Term Incentive Plan--Awards in the Last Fiscal Year" in this Proxy Statement.

   Since 1999, each annual award of Performance Units specified a three-year measurement period for determining the amount to be paid with respect to the award. For example, the Performance Units awarded during fiscal year 2002 are based upon the Company's performance from 2002 through 2004. It was expected that annual awards of Performance Units would result in a series of overlapping three-year performance periods. However, before awarding the 2002 Performance Units, the Committee decided that the Performance Units granted in years prior to fiscal year 2002 were unlikely to pay out. As a result, the next possible incentive payment would not be until April, 2005 unless the Committee made special provisions in 2002. Therefore, as part of the Performance Units awarded in fiscal year 2002, in addition to an award based upon the full three-year measuring period covering fiscal years 2002-2004, there is an opportunity to receive an incentive payment for the fiscal years 2002 and 2003 separately. The incentive payment opportunities for fiscal year 2002 and 2003 are equal to 1/3 and 2/3 of the potential award for the 2002-2004 measuring period. Any payments earned for the distinct performance periods 2002 and 2003 will be offset against any payments covering similar periods under previous Performance Unit awards. As a result, the separate performance periods 2002 and 2003 offer a partial incentive opportunity until other three-year performance cycles are in place. Because of the need to compare the Company's ROIC performance against other peer group companies, it is expected that final determination on whether the fiscal year 2002 performance period results warrant any payment will not be able to be determined until after the date of this Proxy Statement.

   Stock-Based Programs. The Committee believes that ownership of H.B. Fuller Common Stock by executives encourages long-term, strategic decision-making that is in the balanced best interests of H.B. Fuller's constituents. Goals for recommended levels of executive stock ownership were established several years ago. An executive's stock ownership goal ranges in dollar amount from one to five times their annual salary, depending on job grade.

   To foster stock ownership by executives, in addition to Performance Units, 50% of each executive's long-term incentive award is provided through the grant of nonqualified stock options. For detailed information regarding the options awarded to Mr. Stroucken and the other executives named in this Proxy Statement for fiscal year 2002, please refer to the table under the heading "Option Grants in Last Fiscal Year" in this Proxy Statement.

   Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company, like H.B. Fuller, to its chief executive officer and other executives. We consider the deductibility of compensation arrangements in executive compensation decisions, but deductibility has never been the sole factor used in determining the appropriate level of compensation. In order to preserve the Company's tax deduction under Section 162(m), the Board has recommended that the shareholders approve the H.B. Fuller Annual and Long-Term Incentive Plan (as described under Proposal 3 of this Proxy Statement). Approval of this plan will not necessarily alter our approach to compensation but will assure that the Company will be able to deduct the short term and long term cash compensation it pays to its executives. The Committee intends to act to preserve the Company's ability to deduct executive compensation to the extent possible without compromising the ability to motivate and reward the excellent performance of its executives.

   Conclusion. We believe that the policies and programs described in the report maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success and therefore serve the interests of the shareholders and the Company.


                            Lee R. Mitau, Chair
            Norbert R. Berg                       Gail D. Fosler
             Knut Kleedehn                      R. William Van Sant

Summary Compensation Table

   The following table shows, in the format required by the SEC, the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by Mr. Stroucken, as CEO of the Company, and each of the other four most highly compensated executives at the end of fiscal year 2002.

                                                                         Long-Term
                                       Annual Compensation          Compensation Awards
                                -------------------------------    ---------------------
                                                                   Restricted Securities
                                                    Other Annual     Stock    Underlying    All Other
Name and Principal       Fiscal Salary(1) Bonus(2) Compensation(3) Awards(4)   Options   Compensation(5)
Position                  Year     ($)      ($)          ($)          ($)        (#)           ($)
------------------       ------ --------- -------- --------------- ---------- ---------- ---------------
Albert P.L. Stroucken     2002   704,487  435,750       12,602         0        71,721       190,118
 Chairman of the Board,   2001   648,945  225,000       16,224         0       103,896        99,424
 President and Chief      2000   648,945        0       14,755         0        56,684       143,702(6)
 Executive Officer

Raymond A. Tucker         2002   307,373  153,929       27,672         0        17,930        65,079
 Senior Vice President    2001   292,263   70,922        5,358         0        30,304        26,355
 and Chief Financial      2000   283,750   42,563            0         0        14,170             0
 Officer

Linda J. Welty            2002   305,886  136,164          961         0        17,930        38,252
 Group President,         2001   287,555   54,764        2,377         0        25,974        18,823
 General Manager          2000   269,610   47,182        1,236         0        14,170        21,825
 Full Valu/Specialty

Alan R. Longstreet        2002   295,512  123,324            0         0        15,369       153,635
 Group President,         2001   283,426   83,823          625         0        25,974        39,381
 General Manager          2000   275,171   41,276          344         0        14,170        16,307
 North America

Peter M. Koxholt (7)      2002   287,938   97,744      137,847(8)      0        17,930         1,250
 Group President,         2001   250,905   35,457      159,614(9)      0        19,480        18,675
 General Manager          2000   249,027   22,051            0         0         9,448             0
 Global Adhesives

--------
(1) Includes cash compensation deferred at the election of the executive under H.B. Fuller's Thrift Plan and Key Employee Deferred Compensation Plan.

(2) The bonus amounts were paid pursuant to H.B. Fuller's short-term incentive plans described in the Compensation Committee Report on Executive Compensation. Includes cash compensation deferred at the election of the executive under the Key Employee Deferred Compensation Plan.

(3) Includes the dollar value of H.B. Fuller's 10% matching contribution relating to Common Stock units credited to the executive's account under the Key Employee Deferred Compensation Plan. The amounts for fiscal year 2002 were as follows:

                         Albert P.L. Stroucken $12,602
                         Raymond A. Tucker.... $27,672
                         Linda J. Welty....... $   961

(4) H.B. Fuller issued restricted stock and restricted stock units under its 1992 Stock Incentive Plan. Each restricted stock unit represents the right to receive one share of H.B. Fuller Common Stock. Dividends are paid on restricted stock and then reinvested in additional shares of restricted stock. Dividend equivalents accrue with respect to restricted stock units at the same rate as dividends are paid on Common Stock, and the dividend equivalents are then credited as additional restricted stock units. Shares of restricted stock are entitled to vote at the meeting. Restricted stock units are not entitled to vote at the meeting.

   Listed below are the total numbers of shares of restricted stock and restricted stock units held by each executive as of December 2, 2002. Amounts shown include accrued dividend shares or dividend equivalents.

                                                  Restricted
                              Restricted  Market    Stock     Market
                                Stock     Value     Units     Value
                              ---------- -------- ---------- --------
           Linda J. Welty....    2,155   $ 63,357
           Alan R. Longstreet   10,358   $304,525   9,893    $290,854
           Peter M. Koxholt..                       2,135    $ 62,769

(5) Amounts include H.B. Fuller's matching contributions for fiscal year 2002 under the terms of H.B. Fuller's Thrift Plan (a 401(k) plan):

                          Albert P.L. Stroucken $5,993
                          Raymond A. Tucker.... $3,899
                          Linda J. Welty....... $3,745
                          Alan R. Longstreet... $4,742

   A participant's account in the Thrift Plan is fully vested upon the occurrence of certain specified circumstances, including a change in control of H.B. Fuller or after three years of credited service. The account balances for each of the executives listed in the Summary Compensation Table are fully vested. Distribution of a participant's vested account balance is made only upon the termination of employment.

   For fiscal year 2002, the amounts also include certain matching contributions under the Key Employee Deferred Compensation Plan as follows:

                         Albert P.L. Stroucken $29,093
                         Raymond A. Tucker.... $11,479
                         Linda J. Welty....... $12,576
                         Alan R. Longstreet... $10,973

   Amounts also include premiums paid for fiscal year 2002, on a tax-protected basis, on term life and personal excess liability insurance covering each executive as follows:

                         Albert P.L. Stroucken $43,290
                         Raymond A. Tucker.... $14,462
                         Linda J. Welty....... $ 4,397
                         Alan R. Longstreet... $26,684
                         Peter M. Koxholt..... $ 1,250

   The term life insurance covers the amount of the executive's outstanding loan under the Executive Stock Purchase Loan Program.

   The amount for Mr. Stroucken also includes $30,976 of life insurance premiums paid, on a tax-protected basis, by the Company for fiscal year 2002. The death benefit to be paid under this policy is the amount required to provide the full amount of coverage required by Mr. Stroucken's employment agreement. The amount of any death benefit in excess of this required amount is payable to the Company. If terminated during his lifetime, Mr. Stroucken may purchase the policy for the greater of the aggregate amount of premiums paid by the Company or the policy's cash surrender value.

   During fiscal year 2002, the Company made a one-time payment to all employees to satisfy its liability to its employees for vacation accrued but not taken in prior years and carried forward in accordance with applicable policies. After this payment, the amount of vacation any employee could use in the year after it was earned was limited.

   For fiscal 2002, the amount in this column also includes the following payments by the Company to the named executives in connection with this one-time program:

                         Albert P.L. Stroucken $ 80,766
                         Raymond A. Tucker.... $ 35,239
                         Linda J. Welty....... $ 17,534
                         Alan R. Longstreet... $111,236

(6) This amount includes a $100,000 contribution to Mr. Stroucken's H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan.

(7) Mr. Koxholt's salary and bonus were converted from euros to U.S. dollars using the foreign exchange rates in effect during the period when the salary and bonus were paid.

(8) This amount includes payments made to Mr. Koxholt under H.B. Fuller's international service assignment policy for fiscal year 2002.

(9) This amount includes payments made to Mr. Koxholt under H.B. Fuller's international service assignment policy for fiscal year 2001.

Option Grants in Last Fiscal Year

   H.B. Fuller provides long-term incentive compensation to its executives in the form of stock options. The following table provides information on the stock options granted during fiscal year 2002 to the executives listed in the Summary Compensation Table.

                                                                  Potential Realizable Value
                                                                  at Assumed Annual Rates
                                                                  of Stock Price Appreciation
                             Individual Grants                      for Option Term
                      --------------------------------            ---------------------------
                      Number of
                      Securities  % of Total
                      Underlying   Options    Exercise
                       Options    Granted to  or Base
                       Granted   Employees in  Price   Expiration   5%(2)        10%(2)
Name                    (#)(1)   Fiscal Year   ($/Sh)     Date       ($)          ($)
----                  ---------- ------------ -------- ----------   ---------     ---------
Albert P.L. Stroucken   71,721       20.0%     25.95    1/17/12   1,170,473     2,966,210
Raymond A. Tucker....   17,930        5.0%     25.95    1/17/12     292,614       741,542
Linda J. Welty.......   17,930        5.0%     25.95    1/17/12     292,614       741,542
Alan R. Longstreet...   15,369        4.3%     25.95    1/17/12     250,819       635,625
Peter M. Koxholt.....   17,930        5.0%     25.95    1/17/12     292,614       741,542

--------
(1) The options have an exercise price equal to the market price of H.B. Fuller Common Stock on the date of grant. Beginning one year after the date of grant, 25% of the annual grant can be exercised. An additional 25% of the annual grant vests each year. The options vest earlier upon retirement or a change in control of the Company. Change in control circumstances are defined as certain changes in H.B. Fuller's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or a liquidation or dissolution of the Company.

(2) The assumed 5% and 10% annual rates of appreciation over the terms of the options are shown in accordance with rules and regulations of the SEC and do not represent H.B. Fuller's estimates of stock price appreciation.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year End Option
Values

   The following table summarizes information with respect to stock option exercises by the executives listed in the Summary Compensation Table during fiscal year 2002 and the value of stock options held by such executives at the end of fiscal year 2002.

                                             Number of Securities       Value of Unexercised
                                            Underlying Unexercised     In-the-Money Options at
                        Shares     Value   Options at Fiscal Year End    Fiscal Year End(1)
                       Acquired   Realized -------------------------  -------------------------
Name                  on Exercise   ($)    Exercisable  Unexercisable Exercisable Unexercisable
----                  ----------- -------- -----------  ------------- ----------- -------------
Albert P.L. Stroucken      0         0       103,919       194,520     $941,692    $1,487,632
Raymond A. Tucker....      0         0        29,661        52,743     $ 95,978    $  321,100
Linda J. Welty.......      0         0        23,499        47,803     $162,685    $  312,239
Alan R. Longstreet...      0         0        28,549        46,896     $201,869    $  316,470
Peter M. Koxholt.....      0         0        19,515        40,571     $121,194    $  248,566

--------
(1) The value was determined by subtracting the exercise price per share from $29.40, the closing market price per share of H.B. Fuller Common Stock on December 2, 2002.

Long Term Incentive Plan--Awards in Last Fiscal Year

   Historically, the Company has made an annual award of units whose payout is determined at the end of a specified three-year period. Such annual awards have resulted in a series of overlapping three-year performance periods. No cash awards were paid for the three-year performance period covering fiscal years 2000-2002 since H.B. Fuller's financial results over the 2000-2002 performance period did not meet the targets specified in such awards.

   The following table shows awards under the H.B. Fuller Performance Unit Plan made during fiscal year 2002 to the executives listed in the Summary Compensation Table. Any payout for units awarded in 2002 will be made in 2005 and will be based upon the Company's relative percentage improvement in return on invested capital in comparison to an established peer group of 19 specialty chemical companies. The average performance in fiscal years 2002 through 2004 will be compared to the average performance in fiscal years 1999 through 2001. The ROIC improvement for each company will be ranked from 1 to 20, highest to lowest. If H.B. Fuller falls within the first quartile of ranking (positions 1-5) the Performance Units will be paid at the "Maximum" level. If the Company falls within the second quartile of ranking (positions 6-10), the Performance Units will be paid at the "Target" level. If the Company falls within the third or fourth quartiles (positions 11-20), no amounts will be paid under the Performance Units.

                                       Performance or
                                        Other Period   Estimated Future Payouts
                                      Until Maturation   Under Non-Stock
                                         or Payout     Price-Based Plan (2)
                            Number of ---------------- ------------------------
      Name                  Units(1)  Fiscal Years(2)   Target      Maximum
      ----                  --------- ----------------  --------    ----------
      Albert P.L. Stroucken   7,000      2002-2004     $700,000    $1,050,000
      Raymond A. Tucker....   1,750      2002-2004     $175,000    $  262,500
      Linda J. Welty.......   1,750      2002-2004     $175,000    $  262,500
      Alan R. Longstreet...   1,500      2002-2004     $150,000    $  225,000
      Peter M. Koxholt.....   1,750      2002-2004     $175,000    $  262,500

--------
(1) The performance units are denominated and payable in dollars. As of the last day of the performance period, the participant's performance units are converted to a dollar value and paid in cash.

(2) Performance units granted in 2002, in addition to providing for payments based upon the Company's percentage improvement in return on invested capital in comparison to an established peer group of specialty chemical companies for the fiscal years 2002-2004 also provided for a payment based upon the same formula over one- year measuring periods covering fiscal years 2002 and 2003. The target and maximum payouts, if any, for the fiscal year 2002 measuring period and fiscal year 2003 measuring period would be equal to one-third and two thirds, respectively, of the estimated payouts for the three-year performance period. As of the date of this Proxy Statement, the Company was not yet able to calculate if any amounts for the fiscal year 2002 measuring period were payable. If any amount is paid for fiscal year 2002, it will be disclosed in next year's Proxy Statement.

Retirement Plans

   H.B. Fuller's Retirement Plan is a defined benefit, tax qualified plan that provides benefits for U.S. employees and is sometimes referred to as a pension plan. Employees do not make contributions to this plan. The plan provides an annual benefit equal to a percentage of the employee's average annual compensation (including annual incentive compensation) during the highest five years of compensation in the final ten years of an employee's service, based on the employee's length of service with the Company.

   H.B. Fuller has established a Supplemental Executive Retirement Plan to provide additional benefits to executives who may be affected by limits that are imposed by the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 on the amount of benefits that may be paid from tax qualified pension plans. This supplemental plan provides an annual benefit equal to a percentage of the executive's average annual compensation (including annual incentive compensation) during the highest five years of compensation in the final ten years of an executive's service, based on the executive's length of service with H.B. Fuller. This supplemental amount is offset by retirement income from certain other sources. The supplemental plan is an unfunded plan. However, the Company has placed funds in a trust that is intended to provide plan benefits. The funds are subject to the claims of H.B. Fuller's creditors.

   The following table shows the estimated annual benefits on a straight-line annuity basis payable to the executives listed in the Summary Compensation Table who have 15 or more years of credited service upon normal retirement (age 65 or later) under the pension plan and the Supplemental Executive Retirement Plan. The compensation considered in determining the benefits payable under the plans is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table.


                Final                        Final
              Five-Year                    Five-Year
               Average                      Average
                Annual        Annual         Annual        Annual
           Compensation ($) Benefit ($) Compensation ($) Benefit ($)
           ---------------- ----------- ---------------- -----------
               225,000         92,580        900,000       430,080
               300,000        130,080        975,000       467,580
               375,000        167,580      1,050,000       505,080
               450,000        205,080      1,125,000       542,580
               525,000        242,580      1,200,000       580,080
               600,000        280,080      1,275,000       617,580
               675,000        317,580      1,350,000       655,080
               750,000        355,080      1,425,000       692,580
               825,000        392,580

   Mr. Longstreet had more than 15 years of service as of December 1, 2002.
Mr. Stroucken, Mr. Tucker, Ms. Welty, Mr. Longstreet and Mr. Koxholt participate in the pension plan and the Supplemental Executive Retirement Plan. At the time of their hiring, Mr. Stroucken, Mr. Tucker and Mr. Koxholt were each credited with years of service under the Supplemental Executive Retirement Plan for the number of years served with their prior employer.

   Mr. Koxholt, as a German employee, also participates in a German pension plan. Benefits under the German plan will be set off against any benefits payable under the pension plan in the United States.

Key Employee Deferred Compensation Plan

   H.B. Fuller's Key Employee Deferred Compensation Plan permits eligible employees to defer annually a portion of their base salary and any annual incentive payment or payments under H.B. Fuller's Performance Unit Plan. Deferred compensation is payable on the earlier of the participant's termination of employment, reaching age 65, disability, death or the date for payment selected by the participant. Deferred amounts are credited with interest based on the prime rate, or gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock, all as selected by the participant. If a participant elects to defer amounts to the H.B. Fuller Common Stock account, the Company makes a matching contribution equal to 10% of the value of such amount.

   H.B. Fuller also makes matching contributions to a participant's stock account to restore certain matching contributions under the H.B. Fuller Thrift Plan (a 401(k) plan) that are limited by tax regulations. In addition, the Compensation Committee may make discretionary contributions to a participant's Common Stock account under this plan.

Employment Agreements

   Albert P.L. Stroucken. Mr. Stroucken's employment as President and Chief Executive Officer of the Company is governed by the terms of an employment agreement dated April 16, 1998. This agreement addresses Mr. Stroucken's base salary, annual and long-term incentive compensation, specified perquisites and participation in the Company's employee benefit plans. The employment agreement terminates on March 31, 2004.

   In the event of Mr. Stroucken's death or disability during the term of this agreement, the Company agrees to pay his spouse or estate for the following three years an annual amount equal to the sum of his average base salary during the two years preceding his death or disability plus his average annual bonus during the preceding two years. The Company will pay a similar amount for three years following his termination of employment if the Company terminates his employment without cause, Mr. Stroucken terminates his employment for "good reason" (as defined in the agreement), or his employment terminates on March 31, 2004. The Company will also provide him and/or his spouse with certain benefits and perquisites during this three-year period. Pursuant to the terms of his agreement, Mr. Stroucken is prohibited from disclosing confidential information and engaging in certain activities competitive with H.B. Fuller for a period following his employment with the Company.

   Mr. Stroucken's employment agreement contains provisions which may trigger a lump-sum payment in the event of a change in control of the Company. This payment is triggered if within one year after a change in control, Mr. Stroucken terminates his employment or the Company terminates his employment for any reason (other than cause), or if within three years after a change in control, the Company terminates Mr. Stroucken's employment without cause, or he terminates his employment due to a reduction in his position, responsibilities or compensation from what existed prior to the change of control. The payment is equal to three times the amount of Mr. Stroucken's base salary plus his largest annual bonus in any of the three years before the change in control. In addition, the Company will provide Mr. Stroucken with certain benefits and perquisites for a three-year period following the termination of employment. In the event that these payments are subject to any excise tax, the Company will reimburse Mr. Stroucken for the amount of the excise tax and for any taxes imposed upon such reimbursement.

   Other Executive Officers.  The Company has agreements with Mr. Tucker,
Mr. Longstreet and Mr. Koxholt that prohibit disclosure of confidential information. Mr. Longstreet's and Mr. Koxholt's agreements prohibit each of them from competing with the Company for a period of time after termination of employment. In certain circumstances the agreements with Mr. Longstreet and Mr. Koxholt require the Company to pay the executive during any noncompetition period the difference between his monthly income and his monthly income immediately prior to leaving the Company.

   During fiscal year 2002, the Company entered into a letter agreement with Mr. Tucker. Pursuant to the terms of this letter agreement, in exchange for Mr. Tucker's agreement to continue his service with the Company through July 7, 2003, the Company agreed to increase the amount that would otherwise be paid to Mr. Tucker under the Supplemental Executive Retirement Plan, pay an annual bonus for the portion of 2003 in which he worked for the Company, and provide certain standard relocation benefits with respect to the sale of his home.

   Mr. Koxholt's employment is governed by the terms of an international service agreement similar to that negotiated with any employee of H.B. Fuller who undertakes an expatriate assignment (Mr. Koxholt is a German citizen and employee). In connection with his international assignment, Mr. Koxholt's agreement with the Company was amended to restrict the Company or Mr. Koxholt from terminating his employment (except for cause) prior to 2004.

Change in Control Arrangements

   H.B. Fuller has a change in control arrangement with each of the executives listed in the Summary Compensation Table (Mr. Stroucken's arrangement is described above). The one-year term of these agreements automatically extends on a daily basis, so that the term continues to be one year, unless H.B. Fuller gives notice that the term will not be extended. Upon the occurrence of a change in control of the Company, the term of the agreement is automatically extended to three years from the date of the change in control. If during this three-year period, H.B. Fuller terminates the executive's employment for any reason other than cause or disability, the executive terminates his or her employment for good reason (as defined in the agreement), or the executive terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, the executive is entitled to receive a lump sum payment from H.B. Fuller. The payment is equal to three times the amount of the executive's annual base salary plus the executive's largest annual bonus in any of the three years before the change in control. In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment and certain perquisites. H.B. Fuller will adjust the payments and benefits in the event that they are subject to an excise tax imposed by the Internal Revenue Code and do not exceed 330% of the executive's base amount. Under these circumstances, the payments and benefit will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive's base amount, the Company has agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement.

   H.B. Fuller has other compensatory arrangements with its executives which will result from a change in control. H.B. Fuller's Supplemental Executive Retirement Plan provides that if within three years after a change in control, H.B. Fuller terminates a participant's employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), or if the participant terminates his or her employment for any reason during the 90-day period following the first anniversary of the change in control, then five years shall be added to both the participant's age and years of credited service for purposes of determining benefits under this plan. If a participant's employment terminates as described above and the participant is not entitled to a benefit under the supplemental retirement plan, then the participant will be paid an annual benefit equal to 25% of his or her final average compensation, regardless of age or years of credited service.

   In addition, in the event of a change in control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under H.B. Fuller's stock incentive plans immediately vest in full.

Executive Stock Purchase Loan Program

   In July, 2000, the Board of Directors adopted the Executive Stock Purchase Loan Program. Under the program, H.B. Fuller arranged for U.S. Bank to provide full-recourse, personal loans to eligible management employees to purchase shares of H.B. Fuller Common Stock in the open market. Each eligible employee was allowed to obtain a loan equal to the dollar amount of the participant's stock ownership goal plus capitalization of interest for the term of the loan. An executive's stock ownership goal ranges in dollar amount from one to five times his or her annual salary, depending on the executive's position with the Company. The loans bear interest at the Applicable Federal Rate and mature in five years, with principal and interest due at that time. The loans are guaranteed by H.B. Fuller only in the event of the participant's default. The Company pays the premiums on a term life insurance policy for each participant in an amount necessary to repay the outstanding loan in the event of the participant's death. H.B. Fuller also pays the administrative fees and expenses of the program. During fiscal year 2002, ten management employees participated in the program, and the aggregate amount of loans outstanding under the program on November 30, 2002 was $8, 810,397. As of November 30, 2002, executives listed in the Summary Compensation Table participated in the Executive Stock Purchase Loan Program as follows:

                                                 Loan
                                                Amount
                                              ----------
                        Albert P.L. Stroucken $3,473,093
                        Raymond A. Tucker....    942,842
                        Linda J. Welty.......    827,401
                        Alan R. Longstreet...    825,513

   This program ended during fiscal year 2001. In accordance with applicable law, the Company will not extend, directly or indirectly any similar loans in the future.

                        TOTAL SHAREHOLDER RETURN GRAPH

   Shown below is the shareholder return graph required by SEC rules. The graph compares the yearly cumulative total shareholder return on H.B. Fuller Common Stock with the cumulative total return of Standard & Poor's 500 Composite Stock Index and an index of 19 selected peer companies. The peer index is included, since these are the companies the Company uses most to benchmark its performance, including for determination of performance under the Company's Performance Awards. SEC rules require us to also present data for the Standard & Poor's Midcap 400 and Specialty Chemicals Index. Both of these indexes had been included in last year's proxy statement. The graph includes data for the Midcap 400; however, since Standards & Poor's discontinued the Specialty Chemical Index during 2002 no data is presented.

                            CUMULATIVE TOTAL RETURN
           Based on reinvestment of $100 beginning November 28, 1997


                           TOTAL SHAREHOLDER RETURNS


                                    [CHART]

          H.B. FULLER CO.      S&P 500 INDEX      S&P 400 MIDCAP      PEER GROUP
          ---------------      -------------      --------------      ----------
Nov-97       $100.00              $100.00            $100.00            $100.00
Nov-98         90.13               123.66             110.40              95.09
Nov-99        114.55               149.50             133.99             102.80
Nov-00         74.53               143.22             154.95             104.99
Nov-01        130.56               125.59             154.29             124.53
Nov-02        128.59               104.86             144.66             135.40


   The following publicly traded companies are included in the peer group: 3M Co., Air Products & Chemical Inc., Albemarle Corp., Arch Chemicals Inc., Avery Dennison Corp., Bemis Co., Ecolab Inc., Engelhard Corp., Ferro Corp., Great Lake Chemical Corp., Intertape Polymer Group Inc., Lubrizol Corp, OM Group Inc., Polyone Corp., Rohm & Haas Co., RPM International Inc., A. Schulman Inc., Solutia Inc. and Valspar Corp.

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

   In order for a shareholder proposal to be considered for inclusion in H.B. Fuller's proxy statement for the 2004 Annual Meeting, the written proposal must be received at the principal executive offices of the Company by the close of business on November 7, 2003. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

   H.B. Fuller's Bylaws provide that a shareholder may present a proposal at the 2004 Annual Meeting that is not included in the proxy statement if proper written notice is received by H.B. Fuller's CEO or CFO at the principal executive offices of the Company by the close of business on November 7, 2003. The proposal must contain the specific information required by H.B. Fuller's Bylaws. You may obtain a copy of the Bylaws by writing to the Corporate Secretary of H.B. Fuller.



                                          /s/ Patricia Jones
                                          Patricia L. Jones
                                          Senior Vice President, Chief
                                          Administrative Officer, General
                                            Counsel
                                          and Corporate Secretary

Dated: March 13, 2003

                              H.B. FULLER COMPANY
                            AUDIT COMMITTEE CHARTER

Purpose

The Committee is appointed by the Board to assist the Board in monitoring:

    .  the integrity of the financial statements of the Company,

    .  the compliance by the Company with legal and regulatory requirements,

    . the independence, qualifications and performance of the Company's internal and external auditors,

    .  the adequacy of internal controls, and

    .  the adequacy of risk management policies and procedures.

Membership

    .  The Committee shall have a minimum of three directors as members.

    . The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange ("NYSE").

    . At least one member shall meet the "financial expert" requirements of federal law and applicable regulations. The member who serves as the "financial expert" on the Committee shall not serve on more than three audit committees of publicly traded corporations, unless the Board determines such service is consistent with the member's duties to the Company and discloses such reasons in the Company's annual proxy statement.

    . The Board will appoint a Chairperson(s) and other members to this Committee annually.

Duties and Responsibilities

   In addition to such other matters the Board or Corporate Governance and Nominating Committee may assign, the Committee shall perform the following duties and responsibilities. In the event that any deficiencies are noted by the Committee, the Committee shall monitor the process of corrections and follow up and report any significant unresolved issues to the Board for appropriate action.

Review of Financial Information and Disclosure

    . Discuss with management the Company's regular earnings press releases, as well as the Company's approach to earnings guidance and other financial presentations provided to analysts, rating agencies and investors.

    . Review a summary prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    . Review with the independent auditor all critical accounting policies and practices used by the Company and alternative treatments of financial information within GAAP that would result in material differences from the current presentation. This review will include all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditor, as well as any material written communications between the auditor and management of the Company, including the independent auditor's assessment of management's annual report on the adequacy of the Company's internal controls.

    . Review, through its Chairman or the Committee as a whole, prior to the filing thereof, the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable Statement of Auditing Standards.

    . Review the certifications of the Chief Executive Officer and Chief Financial Officer of the periodic reports of the Company as filed with the Securities and Exchange Commission, including any reported significant internal control defects and acts of fraud.

    . Review the annual audited financial statements and annual report on Form 10-K with management and the independent auditor.

    . Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and disclose the name of the member who meets the "financial expert" requirements of federal law and applicable regulations.

Independent Auditor

    .  Appoint the independent auditor.

    . Approve the scope of the independent auditor's annual engagement examination.

    . Approve the terms and fees of all audit and non-audit engagements with the independent auditors, such approval to occur prior to the provision of any such services.

    . Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and, if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditor.

    . Evaluate, together with the Board, the experience, qualifications and performance of the independent auditor and, if so determined by the Committee, replace the independent auditor.

    . Obtain from the independent auditor assurance that they are not aware of any illegal act or other facts implicating Section 10A of the Securities Exchange Act of 1934, as amended.

    . Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including: the adoption of, or change to, the Company's significant auditing and accounting principles and practices, the management letter provided by the independent auditor and the Company's response to that letter, any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

    . Recommend policies to the Board with respect to the Company hiring current or former employees of the independent auditor.

Internal Audit

    . Review and approve the appointment and replacement of the senior internal auditing executive; and review the performance of the senior internal auditing executive and make recommendations to appropriate Company management.

    . Review and discuss with the independent auditors the internal audit department responsibilities, budget and staffing.

    .  Review significant internal audit reports to management.

Compliance

    . Advise the Board with respect to the Company's (including subsidiaries and foreign affiliated entities) policies and procedures and compliance with applicable laws and regulations and with the Company's code of conduct.

    . Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    . Insure the Board establishes and maintains a code of business conduct and ethics, including procedures to verify compliance with such code and the receipt, retention and resolution of violations, including any complaints regarding accounting and auditing matters. These procedures must include the ability for an employee or other persons to report on a direct confidential and/or anonymous basis to the Committee.

Risk Management

    . Review the Company's risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company's business and operating environment.

Governance

    . The Committee shall review and reassess the adequacy of this charter at least once each year and recommend any proposed changes to the Board for approval.

    .  The Committee shall make regular reports to the Board.

   While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's code of conduct.

   In connection with the exercise of its duties and responsibilities, the Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


Last Revised January 17, 2003

[LOGO] H.B. Fuller Company

[GRAPHIC OMITTED]


                                [GRAPHIC OMITTED]

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 17, 2003
                                    2:00 P.M.

                           SCIENCE MUSEUM OF MINNESOTA
                           120 WEST KELLOGG BOULEVARD
                              SAINT PAUL, MINNESOTA

[GRAPHIC OMITTED]

        H.B. FULLER COMPANY
        P.O. BOX 64683
        ST. PAUL, MN 55164-0683                   VOTING INSTRUCTIONS TO TRUSTEE
--------------------------------------------------------------------------------

                         H.B. FULLER COMPANY THRIFT PLAN

                             AND EFTEC SAVINGS PLAN

I hereby direct Wells Fargo Bank Minnesota, N.A., as Trustee of the H.B. Fuller Company Thrift Plan Trust and the EFTEC Savings Plan Trust to vote at the Annual Meeting of Shareholders of H.B. Fuller Company (the "Company") to be held on April 17, 2003, and at any adjournment thereof, the shares of common stock of the Company allocated to my accounts.

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THIS CARD MUST BE RETURNED TO THE TRUSTEE IF MY VOTING INSTRUCTIONS ARE TO BE HONORED. IF IT IS NOT RECEIVED BY THE TRUSTEE, OR IF IT IS RECEIVED BUT THE VOTING INSTRUCTIONS ARE INVALID, THE SHARES OF STOCK WITH RESPECT TO WHICH I COULD HAVE DIRECTED THE TRUSTEE SHALL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE TERMS OF THE PLANS. THE TRUSTEE IS HEREBY DIRECTED TO VOTE AS INDICATED ON THE FOLLOWING PROPOSALS WHICH ARE MORE FULLY DESCRIBED IN THE COMPANY'S NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT FOR THE ANNUAL MEETING.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

      COMPANY #

      CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR VOTING INSTRUCTION CARD

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR VOTING INSTRUCTION CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o Follow the simple instructions the voice provides you. DEADLINE FOR VOTING BY PHONE IS 11:00 A.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 2003.

VOTE BY INTERNET -- WWW.EPROXY.COM/FUL/ -- QUICK --- EASY --- IMMEDIATE

o  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.
o Follow the simple instructions. DEADLINE FOR VOTING BY INTERNET IS 12:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 2003.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to H.B. FULLER COMPANY, C/O SHAREOWNER SERVICES-, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION
CARD

[GRAPHIC OMITTED]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1. Election of directors:

01 Alfredo L. Rovira
02 Albert P. L. Stroucken

[_] Vote FOR both nominees (except as specified below)

[_]  Vote WITHHELD from both nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDICATED NOMINEE, WRITE THE NUMBER OF THE NOMINEE IN THE BOX PROVIDED TO THE RIGHT.)


2.   To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
     independent auditors for the fiscal year ending November 29, 2003.        [_]    For   [_]    Against   [_]    Abstain
3.   To approve the H.B. Fuller Annual and Long-Term Incentive Plan.           [_]    For   [_]    Against   [_]    Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box   [_]
                           Indicate changes below:


Date _____________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                                [GRAPHIC OMITTED]

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 17, 2003
                                    2:00 P.M.

                           SCIENCE MUSEUM OF MINNESOTA
                           120 WEST KELLOGG BOULEVARD
                              SAINT PAUL, MINNESOTA

                                IMPORTANT NOTICE
                           IF YOU WOULD LIKE TO ACCESS
                       THE PROXY MATERIALS ELECTRONICALLY
                           NEXT YEAR, YOU MAY DO SO BY
                           GIVING YOUR CONSENT AT THE
                               FOLLOWING WEBSITE:
                              WWW.ECONSENT.COM/FUL

[GRAPHIC OMITTED]


        H.B. FULLER COMPANY
        P.O. BOX 64683
        ST. PAUL, MN 55164-0683                                            PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, appoints Albert P.L. Stroucken, Raymond A. Tucker, Patricia L. Jones, and Steven E. Suckow, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion, upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota on Thursday, April 17, 2003, at 2:00 p.m. and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

      COMPANY #

      CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o Follow the simple instructions the voice provides you. DEADLINE FOR VOTING BY PHONE IS 11:00 A.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 2003.

VOTE BY INTERNET -- WWW.EPROXY.COM/FUL/ -- QUICK --- EASY --- IMMEDIATE

o  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.
o Follow the simple instructions. DEADLINE FOR VOTING BY INTERNET IS 12:00 P.M., CENTRAL TIME, ON WEDNESDAY, APRIL 16, 2003.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to H.B. FULLER COMPANY, C/O SHAREOWNER SERVICES-, P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD


[GRAPHIC OMITTED]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1. Election of directors:

01 Alfredo L. Rovira
02 Albert P. L. Stroucken

[_] Vote FOR
    both nominees
    (except as specified below)

[_] Vote WITHHELD
    from both
    nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDICATED NOMINEE, WRITE THE NUMBER OF THE NOMINEE IN THE BOX PROVIDED TO THE RIGHT.)


2.   To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
     independent auditors for the fiscal year ending November 29, 2003.        [_]    For   [_]    Against   [_]    Abstain
3.   To approve the H.B. Fuller Annual and Long-Term Incentive Plan.           [_]    For   [_]    Against   [_]    Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

The proxies are also authorized to vote upon such other business as may properly come before the meeting in accordance with the recommendation of the Board of Directors, or in absence of a recommendation, in the proxies' discretion.

Address Change? Mark Box   [_]
Indicate changes below:

Date _____________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                                [GRAPHIC OMITTED]

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, APRIL 17, 2003
                                    2:00 P.M.

                           SCIENCE MUSEUM OF MINNESOTA
                           120 WEST KELLOGG BOULEVARD
                              SAINT PAUL, MINNESOTA

 [GRAPHIC OMITTED]
        H.B. FULLER COMPANY
        P.O. BOX 64683
        ST. PAUL, MN 55164-0683                   VOTING INSTRUCTIONS TO TRUSTEE
--------------------------------------------------------------------------------

                       H.B. FULLER COMPANY CANADIAN ESPP

                      AND H.B. FULLER COMPANY GERMAN ESPP

The undersigned hereby constitutes and appoints Wells Fargo Bank Minnesota, N.A., as trustee for the H.B. Fuller Company Canadian ESPP and/or the H.B. Fuller Company German ESPP, the true and lawful attorney and proxy of the undersigned, with full power of substitution, to attend the Annual Meeting of H.B. Fuller Company to be held at 2:00 p.m. Thursday, April 17, 2003, at the Science Museum of Minnesota, 120 West Kellogg Boulevard, Saint Paul, Minnesota, and at any adjournment thereof, and to vote the common shares of said corporation standing in the name of the undersigned, as designated on the reverse side.

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THIS CARD MUST BE RETURNED TO THE TRUSTEE IF MY VOTING INSTRUCTIONS ARE TO BE HONORED. THE TRUSTEE IS HEREBY DIRECTED TO VOTE AS INDICATED ON THE FOLLOWING PROPOSALS WHICH ARE MORE FULLY DESCRIBED IN THE COMPANY'S NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT FOR THE ANNUAL MEETING.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

[GRAPHIC OMITTED]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1. Election of directors:

01 Alfredo L. Rovira
02 Albert P. L. Stroucken

[_] Vote FOR
    both nominees
    (except as specified below)

[_] Vote WITHHELD
    from both nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDICATED NOMINEE, WRITE THE NUMBER OF THE NOMINEE IN THE BOX PROVIDED TO THE RIGHT.)


2.   To ratify the appointment of PricewaterhouseCoopers LLP as the Company's
     independent auditors for the fiscal year ending November 29, 2003.        [_]    For   [_]    Against   [_]    Abstain
3.   To approve the H.B. Fuller Annual and Long-Term Incentive Plan.           [_]    For   [_]    Against   [_]    Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Change? Mark Box   [_]
Indicate changes below:

Date ________________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.